UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 29, 2019 (July 24, 2019)

Sunnova Energy International Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38995	30-1192746
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 East Greenway Plaza, Suite 475 Houston, Texas		77046
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 985-9904

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NOVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On July 24, 2019, Sunnova Energy International Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) by and among the Company and BofA Securities Inc., J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC, as representatives of the several underwriters named in Schedule 1 thereto (the “Underwriters”), providing for the offer and sale by the Company (the “Offering”), and the purchase by the Underwriters, of 14,000,000 shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), at a price to the public of $12.00 per share. Pursuant to the Underwriting Agreement, the Company also granted the Underwriters an option for a period of 30 days (the “Option”) to purchase up to an additional 2,100,000 shares of Common Stock on the same terms.

The material terms of the Offering are described in the prospectus, dated July 24, 2019 (the “Prospectus”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) on July 26, 2019 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-232393), initially filed by the Company with the Commission on June 27, 2019 (the “Registration Statement”).

The Underwriting Agreement contains customary representations, warranties and agreements of the parties, and customary conditions to closing, obligations of the parties and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

On July 29, 2019, the Company completed the Offering and received proceeds (net of underwriting discounts and structuring fees but before offering expenses) from the Offering of approximately $157.9 million. As described in the Prospectus, the Company will use a portion of the net proceeds from the Offering to pay the redemption price for the senior convertible notes due March 2021 of its wholly-owned subsidiary, Sunnova Energy Corporation, a Delaware corporation (“Sunnova Corp”). The Company intends to use the remaining net proceeds for general corporate purposes, including working capital, operating expenses, capital expenditures and repayment of indebtedness.

As more fully described in the Prospectus, certain of the Underwriters and their affiliates have provided in the past to the Company and its affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for the Company and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the Underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in the Company’s debt or equity securities or loans, and may do so in the future.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Adoption of Agreement and Plan of Merger and Consummation of Holding Company Reorganization

On July 29, 2019, the Company implemented an internal reorganization (the “Merger”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 29, 2019, among the Company, Sunnova Corp, and Sunnova Merger Sub Inc., a Delaware corporation (“Merger Sub”), which resulted in the Company’s owning all of the outstanding capital stock of Sunnova Corp. Pursuant to the Merger, Merger Sub, a direct, wholly owned subsidiary of the Company and an indirect, wholly owned subsidiary of Sunnova Corp, merged with and into Sunnova Corp, with Sunnova Corp surviving as a direct, wholly owned subsidiary of the Company. Each share of each class of Sunnova Corp stock issued and outstanding immediately prior to the Merger, by virtue of the Merger and without any action on the part of the holder thereof, automatically converted into an equivalent corresponding share of stock of the Company, having the same designations, rights, powers and preferences and the qualifications, limitations and restrictions with respect to the Company as the corresponding share of Sunnova Corp stock being converted with respect to Sunnova Corp. Accordingly, upon consummation of the Merger, each of Sunnova Corp’s stockholders immediately prior to the consummation of the Merger became a stockholder of the Company.

The Merger was conducted pursuant to Section 251(g) of the Delaware General Corporation Law (the “DGCL”), which provides for the formation of a holding company without a vote of the stockholders of the constituent corporation. The conversion of stock occurred automatically without an exchange of stock certificates. Immediately following the Merger, unless exchanged, stock certificates that previously represented shares of a class of Sunnova Corp stock represent the same number of shares of the corresponding class of the Company’s capital stock.

The foregoing descriptions of the Merger and the Merger Agreement are not complete and are qualified in their entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Stockholders Agreement

In connection with the closing of the Offering, on July 29, 2019, the Company entered into a new stockholders’ agreement (the “Stockholders Agreement”) with Energy Capital Partners III, LP, Energy Capital Partners III-A, LP, Energy Capital Partners III-B, LP, Energy Capital Partners III-C, LP, Energy Capital Partners III-D, LP, Energy Capital Partners III (Sunnova Co-Invest), LP and each of their respective affiliates that own stock in the Company (the “ECP Stockholders”) and QSIP LP and its affiliates that own stock in the Company (the “Quantum Stockholders”). The Stockholders Agreement provides the ECP Stockholders and the Quantum Stockholders certain rights to designate a number of nominees (each such nominee, a “Director”) to the Company’s board of directors (the “Board”) such that:

•	If the ECP Stockholders beneficially own at least 50% of the Company’s Common Stock then outstanding, they shall be entitled to designate a majority of the Directors;

•

if the ECP Stockholders beneficially own at least 30% of the Company’s Common Stock then outstanding, they shall be entitled to designate a number of Directors equal to one fewer than a majority of the Directors;

•

if the ECP Stockholders beneficially own at least 20% of the Company’s Common Stock then outstanding, they shall be entitled to designate the greater of three Directors and 25% of the total number of Directors (rounded up to the next whole number);

•

if the ECP Stockholders beneficially own at least 10% of the Company’s Common Stock then outstanding, they shall be entitled to designate the greater of two Directors and 15% of the total number of Directors (rounded up to the next whole number);

•	if the ECP Stockholders beneficially own at least 5% of the Company’s Common Stock then outstanding, they shall be entitled to designate one Director; and

•	if the Quantum Stockholders beneficially own at least 5% of the Company’s Common Stock then outstanding, they shall be entitled to designate one Director.

Pursuant to the Stockholders Agreement, the Board will initially consist of eight Directors, four of whom are to be designated by the ECP Stockholders and one of whom is to be designated by the Quantum Stockholders.

In addition, for so long as the ECP Stockholders hold at least 30% of the Company’s Common Stock, the Company shall not, without the approval of the ECP Stockholders:

•

effect any transaction or series of related transactions that would result in a change of control under the existing credit agreements, a sale of all or substantially all of the Company’s assets or the acquisition by any person or group, other than the ECP Stockholders, of equity interests representing more than 50% of the Company’s total voting power (or enter into any agreement to take such action);

•	issue any additional equity securities of the Company other than under equity compensation plans approved by our shareholders or intra-company issuances among the Company and its subsidiaries; or

•	change the size of the Board.

The Stockholders Agreement will terminate upon the earliest to occur of (a) the dissolution of the Company and (b) the written agreement of the ECP Stockholders, the Quantum Stockholders and the Company. At such time as the ECP Stockholders or the Quantum Stockholders no longer collectively beneficially own at least 5% of our outstanding Common Stock, the ECP Stockholders or the Quantum Stockholders, as applicable, shall have no further rights or privileges under the Stockholders Agreement or otherwise be entitled to the benefits thereof.

The foregoing description of the Stockholders Agreement is not complete and is qualified in its entirety by reference to the full text of the Stockholders Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Registration Rights Agreements

On July 29, 2019, in connection with the closing of the Offering, the Company entered into a Second Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) and an Amended and Restated Piggy-Back Registration Rights Agreement (the “Piggy-Back Registration Rights Agreement” and, together with the Registration Rights Agreement, the “Registration Rights Agreements”) with certain stockholders.

Pursuant to, and subject to the limitations set forth in, the Registration Rights Agreements, at any time after 180 days after the effective date of the Registration Statement, certain stockholders have the right to require the Company by written notice to prepare and file a registration statement on Form S-1 or any successor form thereto, registering the offer and sale of a number of their shares of Common Stock. In addition, at such time as the Company shall have qualified for the use of a registration statement on Form S-3 (or the then-appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act), certain stockholders shall have the right to require that the Company file a registration statement on Form S-3 or any successor form thereto covering all eligible capital stock requested to be included in such registration by eligible stockholders.

In addition, certain stockholders have the right to require the Company, subject to certain limitations set forth therein, to effect a distribution of any or all of their shares of Common Stock by means of an underwritten offering. Further, subject to certain exceptions, if at any time the Company proposes to conduct an underwritten offering, whether or not for its account, then the Company must notify the stockholders party to the Registration Rights Agreements of such proposal reasonably in advance of the commencement of the underwritten offering, to allow them to include a specified number of their shares in that underwritten offering.

These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration or offering and the Company’s right to delay or withdraw a registration statement under certain circumstances. Subject to certain limitations, the Company will generally be obligated to pay all registration expenses in connection with its other obligations under the Registration Rights Agreements.

The obligation to register shares under the Registration Rights Agreements will terminate as to any stockholder at such time as Rule 144(b)(1) under the Securities Act (or any successor provision) is available for the sale of all of such stockholder’s shares without any need to comply with the public information requirements of Rule 144(b)(1) (or any successor provision) or any such shares are sold pursuant to Rule 144.

The foregoing descriptions of the Registration Rights Agreement and Piggy-Back Registration Rights Agreement are not complete and are qualified in their entirety by reference to the full text of the Registration Rights Agreement and the Piggy-Back Registration Rights Agreement, which are filed as Exhibits 4.2 and 4.3, respectively, to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

The information provided in Item 5.02 hereto under the headings “Indemnification Agreements,” “2019 Long-term Incentive Plan” and “Legacy Plans” is incorporated by reference into this Item 1.01.

Item 3.02	Unregistered Sales of Equity Securities.

On July 29, 2019, (a) 3,319,312 shares of Series A Convertible Preferred Stock and 2,613,818 shares of Series C Convertible Preferred Stock of the Company were issued to the holders of the subordinated convertible notes of the Company in connection with the mandatory conversion of such subordinated convertible notes pursuant to the terms thereof (the “Subordinated Convertible Note Conversion”), (b) 23,870 shares of our Series B common stock (giving effect to the Reverse Stock Split (as defined below)) were converted into 23,870 shares of the Company’s Common Stock pursuant to the terms of the Amendment to Certificate (the “Common Stock Conversion”), (c) 108,138,971 shares of Series A common stock of the Company were issued to holders of the Series A Convertible Preferred Stock and Series C Convertible Preferred Stock of the Company in connection with the mandatory conversion of the Preferred Stock pursuant to the terms of the Second Amended and Restated Certificate of Incorporation (the “Preferred Stock Conversion”) and (d) each share of our Series A common stock was redesignated as our common stock pursuant to the terms of the Second Amended and Restated Certificate of Incorporation (the “Common Stock Redesignation” and, together with the Subordinated Convertible Note Conversion, the Common Stock Conversion and the Preferred Stock Conversion, the “Conversions”).

The description in Item 1.01 of the issuance by the Company to existing stockholders of Sunnova Corp on July 29, 2019 in connection with the consummation of the Merger is incorporated herein by reference.

The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements in Rule 145 under the Securities Act because the Merger was not required to be submitted to a stockholder vote or trigger appraisal rights under Section 251(g) of the DGCL, Section 3(a)(9) of the Securities Act (because the Conversions involved existing security holders exclusively where no commission or other remuneration was paid) or Section 4(a)(2) of the Securities Act (because the issuance of securities to the recipients did not involve a public offering). The Company believes that exemptions other than the foregoing exemption may exist for these transactions.

Item 3.03	Material Modification to Rights of Security Holders

The information provided in Item 1.01 hereto under the headings “Stockholders Agreement” and “Registration Rights Agreements” and in Item 5.03 hereto is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Indemnification Agreements

In connection with the Offering, the Company entered into Indemnification Agreements (“Indemnification Agreements”) with each of the executive officers and directors of the Company. These Indemnification Agreements require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company, and to advance certain expenses incurred as a result of any proceeding against them as to which they could be indemnified. The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Indemnification Agreements, which are filed as Exhibits 10.1 to 10.15 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

2019 Long-Term Incentive Plan

Effective July 29, 2019, the Board adopted the 2019 Long-Term Incentive Plan (the “LTIP”) to incentivize employees, officers, directors and other service providers of the Company and its affiliates. The LTIP provides for the grant, from time to time, at the discretion of the Board or a committee thereof, of stock options, stock appreciation rights, stock awards, including restricted stock and restricted stock units, performance awards and cash awards. Subject to adjustment each year as well as in the event of certain transactions or changes of capitalization in accordance with the LTIP, 5,229,318 shares of Common Stock have been reserved for issuance pursuant to awards under the LTIP.

The foregoing description of the LTIP is not complete and is qualified in its entirety by reference to the full text of the LTIP, which is filed as Exhibit 10.16 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Legacy Plans

Effective July 29, 2019, the Board assumed the 2013 Stock Option Plan of Sunnova Corp and the Stock Option Plan of Sunnova Corp (collectively, the “Legacy Plans”), including outstanding option awards in Sunnova Corp previously granted to employees of the Company. In connection with the Merger described above, such awards were equitably adjusted and converted into rights to purchase shares of Common Stock. The converted awards are subject to the same vesting conditions applicable to the awards immediately prior to the equitable adjustment and conversion. No further awards will be granted under the Legacy Plans.

The foregoing description of the Legacy Plans does not purport to be complete and is qualified in its entirety by reference to the full text of the Legacy Plans, which are attached as Exhibits 10.17 and 10.18, respectively, to this Current Report on Form 8-K and are incorporated in this Item 5.02 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Amended and Restated Certificate of Incorporation

On July 29, 2019, pursuant to the Merger Agreement, the Company adopted the Amended and Restated Certificate of Incorporation pursuant to which each share of each class of Sunnova Corp stock issued and outstanding immediately prior to the Merger automatically converted into an equivalent corresponding share of stock of the Company, having the same designations, rights, powers and preferences and the qualifications, limitations and restrictions as the corresponding share of Sunnova Corp stock being converted.

In addition, the Amended and Restated Certificate of Incorporation of the Company was amended pursuant to the Merger Agreement to add a provision, which is required by Section 251(g) of the DGCL, that provides that any act or transaction by or involving the Company, other than the election or removal of directors, that requires for its adoption under the DGCL or the Restated Certificate of Incorporation of the Company the approval of the stockholders of the Company shall require the approval of the stockholders of the Predecessor by the same vote as is required by the DGCL and/or the Restated Certificate of Incorporation of the Company.

The foregoing description of the Amended and Restated Certificate of Incorporation is not complete and is qualified in its entirety by reference to the full text of the Amended and Restated Certificate of Incorporation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated into this Item 5.03 by reference.

Amendment to Amended and Restated Certificate of Incorporation

On July 29, 2019, the Company amended its Amended and Restated Certificate of Incorporation (the “Amendment to Certificate”) in order to decrease the number of outstanding shares of Common Stock by consummating a 1 for 2.333 reverse stock split of the Company’s issued and outstanding Common Stock effective immediately prior to the consummation of the offering (the “Reverse Stock Split”).

The foregoing description of the Amendment to Amended and Restated Certificate of Incorporation is not complete and is qualified in its entirety by reference to the full text of the Amendment to Amended and Restated Certificate of Incorporation, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated into this Item 5.03 by reference.

Second Amended and Restated Certificate of Incorporation

On July 29, 2019, the Company adopted the Second Amended and Restated Certificate of Incorporation in connection with the closing of the IPO (the “Second Amended and Restated Certificate of Incorporation”). The description of the Second Amended and Restated Certificate of Incorporation contained in the section of the Prospectus titled “Description of Capital Stock” is incorporated herein by reference.

The foregoing description of the Second Amended and Restated Certificate of Incorporation is not complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Certificate of Incorporation, which is filed as Exhibit 3.3 to this Current Report on Form 8-K and incorporated into this Item 5.03 by reference.

Amended and Restated Bylaws

Effective as of July 29, 2019, the Company amended and restated its bylaws (as amended and restated, the “Amended and Restated Bylaws”) in connection with the consummation of the Merger. The foregoing description of the Amended and Restated Bylaws is not complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which are filed as Exhibit 3.4 to this Current Report on Form 8-K and incorporated into this Item 5.03 by reference.

Second Amended and Restated Bylaws

Effective as of July 29, 2019, the Company amended and restated its Amended and Restated Bylaws (as amended and restated, the “Second Amended and Restated Bylaws”) in connection with the closing of the IPO. The foregoing description of the Second Amended and Restated Bylaws is not complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Bylaws, which are filed as Exhibit 3.5 to this Current Report on Form 8-K and incorporated into this Item 5.03 by reference.

Item 8.01	Other Events.

Redemption of Senior Convertible Notes due 2021

On July 9, 2019, Sunnova Corp issued a notice of redemption for all of its remaining outstanding 9.50% senior secured convertible notes due 2021 (the “Notes”). The redemption date for the Notes is July 31, 2019 (the “Redemption Date”). The aggregate redemption price for the Notes is approximately $56.8 million (which includes a premium of approximately $11.4 million) plus a cash payment equal to accrued and unpaid cash interest and pay-in-kind interest to the Redemption Date.

On July 29, 2019, Sunnova Corp deposited funds with the trustee under the indenture governing the Notes sufficient to pay the aggregate redemption price plus a cash payment equal to accrued and unpaid cash interest and pay-in-kind interest to, but excluding, the Redemption Date. The indenture governing the Notes was subsequently satisfied and discharged in accordance with its terms and all liens securing the Notes were released on July 29, 2019.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

1.1	Underwriting Agreement, dated as of July 24, 2019, by and among Sunnova Energy International Inc., BofA Securities Inc., J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC, as representatives of the several underwriters named therein.

2.1	Merger Agreement, dated as of July 29, 2019, by and among Sunnova Energy International Inc., Sunnova Energy Corporation and Sunnova Merger Sub Inc.

3.1	Amended and Restated Certificate of Incorporation of Sunnova Energy International Inc.

3.2	Amendment to Amended and Restated Certificate of Incorporation of Sunnova Energy International Inc.

3.3	Second Amended and Restated Certificate of Incorporation of Sunnova Energy International Inc.

3.4	Amended and Restated Bylaws of Sunnova Energy International Inc.

3.5	Second Amended and Restated Bylaws of Sunnova Energy International Inc.

4.1	Stockholders Agreement, dated July 29, 2019, by and among Sunnova Energy International Inc. and certain holders of its capital stock.

4.2	Second Amended and Restated Registration Rights Agreement, dated July 29, 2019, by and among Sunnova Energy International Inc. and certain stockholders party thereto.

4.3	Amended and Restated Piggyback Registration Rights Agreement, dated July 29, 2019, by and among Sunnova Energy International Inc. and certain stockholders party thereto.

10.1+	Indemnification Agreement, dated July 29, 2019, by and between Sunnova Energy International Inc. and Stuart D. Allen.

10.2+	Indemnification Agreement, dated July 29, 2019, by and between Sunnova Energy International Inc. and Walter A. Baker.

10.3+	Indemnification Agreement, dated July 29, 2019, by and between Sunnova Energy International Inc. and William J. Berger.

10.4+	Indemnification Agreement, dated July 29, 2019, by and between Sunnova Energy International Inc. and Rahman D’Argenio.

10.5+	Indemnification Agreement, dated July 29, 2019, by and between Sunnova Energy International Inc. and Matthew DeNichilo.

10.6+	Indemnification Agreement, dated July 29, 2019, by and between Sunnova Energy International Inc. and Michael P. Grasso.

10.7+	Indemnification Agreement, dated July 29, 2019, by and between Sunnova Energy International Inc. and Kris W. Hillstrand.

10.8+	Indemnification Agreement, dated July 29, 2019, by and between Sunnova Energy International Inc. and Doug Kimmelman.

10.9+	Indemnification Agreement, dated July 29, 2019, by and between Sunnova Energy International Inc. and Robert L. Lane.

10.10+	Indemnification Agreement, dated July 29, 2019, by and between Sunnova Energy International Inc. and Mark Longstreth.

10.11+	Indemnification Agreement, dated July 29, 2019, by and between Sunnova Energy International Inc. and Michael C. Morgan.

10.12+	Indemnification Agreement, dated July 29, 2019, by and between Sunnova Energy International Inc. and Meghan Nutting.

10.13+	Indemnification Agreement, dated July 29, 2019, by and between Sunnova Energy International Inc. and John T. Santo Salvo.

10.14+	Indemnification Agreement, dated July 29, 2019, by and between Sunnova Energy International Inc. and C. Park Shaper.

10.15+	Indemnification Agreement, dated July 29, 2019, by and between Sunnova Energy International Inc. and Scott D. Steimer.

10.16+	Sunnova Energy International Inc. 2019 Long-Term Incentive Plan.

10.17+	Sunnova Energy International Inc. 2013 Stock Option Plan.

10.18+	Sunnova Energy International Inc. Stock Option Plan.

+	Indicates management contract or compensatory plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNNOVA ENERGY INTERNATIONAL INC.

By:	/s/ Walter A. Baker
Walter A. Baker
Executive Vice President, General Counsel and Secretary

Date: July 29, 2019